                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Fuisz Technologies Ltd.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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


                        [FUISZ TECHNOLOGIES LTD. LOGO]
                             3810 CONCORDE PARKWAY
                                   SUITE 100
                           CHANTILLY, VIRGINIA 20151
                             PHONE: (703) 803-3260

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 4, 1997

                            ------------------------

To the Stockholders of
Fuisz Technologies Ltd.

     Notice is hereby given that the Annual Meeting of Stockholders of Fuisz Technologies Ltd. (the "Company") will be held at the Washington Dulles Airport Hilton, 13869 Park Center Road, Herndon, Virginia 22071, at 10:00 a.m., local time, on August 4, 1997 for the following purposes:

          1. To elect two directors of the Company to serve as Class I Directors and two directors of the Company to serve as Class II Directors, until the annual meetings to be held in 1999 and 2000, respectively, and until their successors have been duly elected and qualified;

          2. To ratify the selection of Coopers & Lybrand L.L.P. as independent public accountants for the Company for the fiscal year ending December 31, 1997;

          3. To approve amendments to the Company's stock option and purchase plans to (a) increase by 1,000,000 shares the number of shares available for issuance thereunder, (b) satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and (c) to make other technical amendments thereto; and

          4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on June 27, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of stockholders of the Company as of the close of business on June 27, 1997, will be available for inspection during normal business hours from July 25, 1997 through August 3, 1997, at the Company's executive offices at the address set forth above in Chantilly, Virginia.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, IT IS REQUESTED THAT YOU PROMPTLY FILL IN, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                          By order of the Board of Directors

                                          Richard C. Fuisz, M.D.
                                          Secretary
July 3, 1997

                        [FUISZ TECHNOLOGIES LTD. LOGO]
                             3810 CONCORDE PARKWAY
                                   SUITE 100
                           CHANTILLY, VIRGINIA 20151
                             PHONE: (703) 803-3260

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fuisz Technologies Ltd. (the "Company") for use at the annual meeting of stockholders to be held at 10:00 a.m., local time, on August 4, 1997, at the Washington Dulles Airport Hilton, 13869 Park Center Road, Herndon, Virginia 22071, and at any adjournment thereof (the "Meeting").

     Written communications to the Company should be sent to the Company's offices at 3810 Concorde Parkway, Suite 100, Chantilly, Virginia 20151. The Company can be reached by telephone at (703) 803-3260. This Proxy Statement and a proxy card, together with a copy of the Company's 1996 Annual Report, are first being mailed on or about July 3, 1997, to persons who were holders of record of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at the close of business on June 27, 1997 (the "Record Date").

MATTERS TO BE CONSIDERED AT THE MEETING

     At the Meeting, the holders of shares of Common Stock as of the Record Date will be asked to consider and vote upon the three proposals described in this Proxy Statement and on any other matter properly brought before the Meeting. With respect to any matter to come before the Meeting, holders of record of Common Stock will be entitled to one vote for each share of Common Stock held.

     The following is a brief summary of the three proposals. The summary is not intended to be a complete statement of all material features of the proposals and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement.

     Proposal I

     Proposal I concerns the election to the Board of Directors of two Class I directors and two Class II directors, each of whom are currently serving as members of the Board of Directors.

     Proposal II

     Proposal II concerns ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants.

     Proposal III

     Proposal III concerns the approval of amendments to the Company's stock option and purchase plans to (a) increase by 1,000,000 shares the number of shares available for issuance thereunder, (b) satisfy the requirements of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and (c) to make other technical amendments thereto.

VOTING AT THE MEETING

     The Board of Directors has fixed June 27, 1997 as the Record Date for the Meeting, and only holders of record of the Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were outstanding and entitled to vote approximately 20,764,000 shares of the Common Stock.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Meeting. The election of the Board of Directors requires the affirmative vote of a plurality of the shares of the Common Stock present and voting at the Meeting. "Plurality" means that the individuals who receive the largest number of votes cast "for" directors of a given class are elected as directors up to the maximum number of directors for each such class to be chosen at the Meeting.

     Ratification of the appointment of the Company's independent public accountants, approval of the amendments to the Company's stock option and purchase plans and approval of any other business properly brought before the Meeting shall be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or represented by proxy, at the Meeting and entitled to vote thereon, unless a higher vote is required for any such other matter under applicable state law or the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or By-laws.

     In accordance with Delaware law, abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any particular matter are included for purposes of determining the number of votes present on such matter. Broker Shares that are not voted on any particular matter at the Meeting will not be treated as present for such matter.

PROXIES

     If the enclosed proxy is properly executed and returned in time for the Meeting, the shares of stock represented thereby will be voted in accordance with the instructions given thereon. If no instructions are given, such shares will be voted "FOR" each nominee as director, "FOR" ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants, and "FOR" approval of the amendments to the Company's stock option and purchase plans described herein. Proxies will extend to, and be voted at, any adjournment of the Meeting.

     The Board of Directors does not intend to bring before the Meeting any business other than as set forth in this Proxy Statement and has not been informed that any other business is to be presented at the Meeting. However, should any other matter properly come before the Meeting, it is the intention of the persons named as proxies in the accompanying proxy or their duly authorized and constituted substitutes to vote or act thereon in accordance with their best judgment.

     Any stockholder who has executed and returned a proxy and who for any reason desires to revoke such proxy may do so at any time before the proxy is exercised (i) by giving written notice prior to the Meeting, to the Secretary of the Company at the above address, (ii) by voting the shares represented by such proxy in person at the Meeting, or (iii) by giving a later dated proxy at any time before the voting. Attendance at the Meeting will not, by itself, revoke a proxy.

EXPENSES OF SOLICITATION

     The costs of the solicitation of proxies will be borne by the Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed proxy and the Company's 1996 Annual Report, and the reimbursement of brokerage firms and others for reasonable expenses incurred by them in connection with the forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may include telephone, facsimile or oral communications by directors, officers, or regular employees of the Company acting without special compensation.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

INTRODUCTION

     The Certificate of Incorporation of the Company provides that the Board of Directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. The terms in office of the Directors of each of these classes expire at the annual meeting in the year indicated therein, in each case when their respective successors are elected and qualified. At each subsequent annual election, Directors chosen to succeed those whose terms are expiring will be identified as being part of that same class and will be elected for a three year term.

     The Board of Directors has nominated Richard C. Fuisz and Antone J. Lazos for reelection as members of Class I, with a term to expire on the date of the 1999 Annual Meeting, and has nominated Fredrik C. Schreuder and John R. Fuisz to stand for reelection as members of Class II, with a term to expire on the date of the 2000 Annual Meeting. All of the nominees are currently serving on the Board of Directors and have consented to being named as such in this Proxy Statement and have agreed to serve if elected. The persons named in the accompanying form of proxy intend to vote at the Meeting (unless directed not to so vote) for the reelection of each of the four nominees unless any nominee should become unavailable for election at the time of the Meeting, in which case such persons may in their discretion vote for a substitute nominee or the Board of Directors may choose to reduce the number of directors. The Board of Directors has no reason to believe that any nominee will be unavailable.

     The following table sets forth each nominee's name, age, position and the year in which such nominee first became a director.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW.

NOMINEES

    NOMINEES FOR ELECTION AS DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS I)

                                                                                               DIRECTOR
                    NAME                       AGE                   POSITION                   SINCE
--------------------------------------------   ---    --------------------------------------   --------
Richard C. Fuisz............................   57     Chairman of the Board of Directors         1989
Antone J. Lazos(1)(2).......................   54     Director                                   1991

    NOMINEES FOR ELECTION AS DIRECTORS WHOSE TERMS EXPIRE IN 2000 (CLASS II)

                                                                                               DIRECTOR
                    NAME                       AGE                   POSITION                   SINCE
--------------------------------------------   ---    --------------------------------------   --------
John R. Fuisz...............................   29     Director                                   1992
Fredrik C. Schreuder(1).....................   60     Director                                   1994

DIRECTORS WHOSE TERMS EXPIRE IN 1998 (CLASS III)

                                                                                               DIRECTOR
                    NAME                       AGE                   POSITION                   SINCE
--------------------------------------------   ---    --------------------------------------   --------
Donald E. O'Neill(2)........................   71     Director                                   1991
John Pappajohn(1)(2)........................   68     Director                                   1990
Kenneth W. McVey............................   58     President and Chief Executive Officer      1996
                                                      of the Company; Director

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

BACKGROUND OF NOMINEES AND CONTINUING DIRECTORS

     Richard C. Fuisz, M.D., founder of the Company, has served as the Chairman of the Board since 1989. Until April 1997, Dr. Fuisz was also the Company's President and Chief Executive Officer. From 1975 until 1982, Dr. Fuisz was President and Chief Executive Officer of Medcom, a publicly traded medical training company, which was subsequently acquired by Baxter Healthcare Corporation. Inventor of the Company's core technology, Dr. Fuisz founded the Company in June 1988. Dr. Fuisz received his B.S. and M.D. from Georgetown University.

     Antone J. Lazos has served as a director of the Company since 1991. In October 1995, Mr. Lazos founded and since that time has served as Chief Executive Officer of StorCOMM, Inc., a clinical information management company. From 1981 to 1994, Mr. Lazos was Chairman and Chief Executive Officer of Medical Imaging Centers of America, Inc., a diagnostic imaging company. From 1994 to 1995, Mr. Lazos was President of Greenbriar Consulting.

     John R. Fuisz has served as a director of the Company since 1992. Mr. Fuisz is an attorney specializing in intellectual property litigation at the Washington, D.C. law firm of Dickstein, Shapiro, Morin & Oshinsky L.L.P., with which he has been associated since August 1996. Prior to that, Mr. Fuisz served as an attorney with the Washington, D.C. law firm of Nikaido, Marmelstein, Murray and Oram L.L.P., with which he was associated since 1992.

     Fredrik C. Schreuder has served as a director of the Company since August 1994. Since 1989, Mr. Schreuder has been President of Medical Venture Management A/S, a consulting venture capital firm. From 1983 to 1989, Mr. Schreuder served as an Executive Vice President of Hafslund Nycomed, a medical imaging company.

     Donald E. O'Neill has served as a director of the Company since 1991. Mr. O'Neill was a director, Vice President and Chairman of International Operations of Warner Lambert Company between 1986 and 1991. Mr. O'Neill serves as a director of Cytogen Corporation, Targeted Genetics, Alliance Pharmaceutical Corporation, Fujisawa USA, MDL Information Systems and Immunogen.

     John Pappajohn has served as a director of the Company since 1990. Since 1969, Mr. Pappajohn has been the sole owner of Pappajohn Capital Resources, a venture capital firm, and President of Equity Dynamics, Inc., a financial consulting firm, both based in Des Moines, Iowa. Mr. Pappajohn currently serves as a director of the following public companies: Care Group, Inc., Core, Inc., Drug Screening Systems, Inc., HealthDesk Corporation, OncorMed, Inc., PACE Health Management Systems, Inc., and Patient Infosystems Inc.

     Kenneth W. McVey joined the Company in December 1996 as a director and as President and Chief Executive Officer of Fuisz International Holdings Limited, a wholly-owned subsidiary of the Company. In April 1997, Mr. McVey was also appointed as President and Chief Executive Officer of the Company. Mr. McVey has spent more than thirty years in the pharmaceutical industry. Prior to joining the Company, Mr. McVey served as President of Elan Pharma International, a division of Elan Corporation PLC ("Elan") and as Executive Vice President of Elan responsible for commercial and business development, licensing and intellectual property. He served on the Board of Directors of Elan from 1992 until 1996.

     John R. Fuisz is the son of Dr. Fuisz. There are no other family relationships among any of the directors or executive officers of the Company.

COMMITTEES AND BOARD MEETINGS

     During 1996, there were four regular meetings of the Board of Directors. Each incumbent director who is a nominee for re-election attended 75% or more of the aggregate of the meetings of the Board and of the Board committees on which he served.

     The Board has two standing committees, an Audit Committee and a Compensation Committee. Their functions are described below.

     Audit Committee. The Audit Committee meets with management and the Company's independent accountants to consider the adequacy of the Company's internal controls and financial reporting. The Audit Committee recommends to the Board the Company's independent accountants; discusses with the independent accountants their audit procedures, including the proposed scope and timing of the audit, the audit results and accompanying management letters; reviews the auditor's fees and services; and in general endeavors to ensure the independence of the auditors and accountants. The Audit Committee met once during 1996. The current members of the Audit Committee are Messrs. Lazos, Pappajohn and Schreuder.

     Compensation Committee. The Compensation Committee reviews and approves the direct and indirect compensation and employee benefits of the executive officers of the Company, particularly the Chief Executive Officer; administers the Company's stock option and incentive compensation plans; and reviews in general the Company's policies relating to the compensation of senior management and other employees. The Compensation Committee held two meetings during 1996. The current members of the Compensation Committee are Messrs. Lazos, O'Neill and Pappajohn.

DIRECTORS' COMPENSATION

     Directors who are employees of the Company do not receive any compensation for their service as directors. The Company reimburses each director who is not an employee of the Company for his out-of-pocket expenses for attending meetings of the Board of Directors.

     In May 1994, the Board adopted and the stockholders of the Company approved the 1994 Director Stock Option Plan (the "Director Option Plan") and the Board provided that no additional options would be granted under the Company's 1991 Stock Option Plan (the "1991 Stock Option Plan"). The Director Option Plan provides that each new non-employee director first elected thereafter will receive a non-statutory option to purchase 30,000 shares of Common Stock upon his or her initial election. In addition, each non-employee director will receive a non-statutory option to purchase 3,000 shares of Common Stock under the Director Option Plan on the fifth business day following the end of each fiscal year, provided that he or she remains as an eligible director on the date of grant. All options granted to directors under the Director Option Plan are fully vested when granted, have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire ten years after the date of grant or 90 days after the optionee ceases to serve as a director. Pursuant to the terms of the Director Option Plan, each of the five non-employee directors received an option to purchase 3,000 shares of Common Stock at a price of $9.83 per share in January 1996.

EXECUTIVE COMPENSATION

     The following table sets forth information regarding the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company serving as executive officers at the end of calendar year 1996 (the "Named Executive Officers") whose total compensation during that year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                           ANNUAL COMPENSATION                COMPENSATION
                                                 ---------------------------------------         AWARDS
                                                                              OTHER        ------------------
                                                                             ANNUAL            SECURITIES
      NAME AND PRINCIPAL POSITION         YEAR    SALARY      BONUS      COMPENSATION(1)   UNDERLYING OPTIONS
----------------------------------------  ----   --------   ----------   ---------------   ------------------
Richard C. Fuisz, M.D.(2)...............  1996   $358,333   $  225,000       --                  150,000
     Chairman of the Board                1995    254,168      225,000       --                   90,000
                                          1994    220,833      100,000       --                  105,000
Kenneth W. McVey(3)(4)..................  1996         --    3,000,000           --                   --
     President and Chief Executive
       Officer
Patrick D. Scrivens.....................  1996    247,196      150,000       --                   50,000
     Executive Vice President and         1995    184,167      150,000       --                   90,000
     Chief Financial Officer              1994    125,000       75,000       --                  375,000
Adrian M. Gerber(4).....................  1996    233,307      198,141(5)     --                      --
     Executive Vice President,            1995         --           --       --                  225,000
     Business Development and Licensing
Michael Myers(4)........................  1996    181,667       47,208(6)     --                  87,500
     Executive Vice President,            1995     12,222       12,747(6)     --                  37,500
     Pharmaceutical Operations

---------------
(1) Pursuant to regulations of the Securities and Exchange Commission, perquisites not exceeding the lesser of $50,000 or 10% of an executive's combined salary and bonus are not required to be reported.

(2) Dr. Fuisz resigned as Chief Executive Officer and President of the Company on April 17, 1997.

(3) Mr. McVey was named Chief Executive Officer and President of the Company on April 17, 1997.

(4) Mr. McVey joined the Company in 1996 and Messrs. Gerber and Myers joined the Company in 1995. No information has been provided for prior years.

(5) Includes $148,141 in relocation expenses and payments in amounts estimated to cover the income tax liability to the executive in connection with such payments.

(6) Includes $17,208 and $12,039 in relocation expenses and payments in amounts estimated to cover the income tax liability to the executive in connection with such payments in 1996 and 1995, respectively.

     The following table sets forth information regarding stock options granted during 1996 by the Company to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                          ------------------------------------------------------------     POTENTIAL REALIZED
                          NUMBER OF     % OF TOTAL                                       VALUE AT ASSUMED ANNUAL
                          SECURITIES     OPTIONS                  MARKET                  RATES OF STOCK PRICE
                          UNDERLYING    GRANTED TO               PRICE ON                    APPRECIATION(1)
                           OPTIONS     EMPLOYEES IN   EXERCISE   DATE OF    EXPIRATION   -----------------------
          NAME             GRANTED     FISCAL YEAR     PRICE      GRANT        DATE          5%          10%
------------------------  ----------   ------------   --------   --------   ----------   ----------   ----------
Richard C. Fuisz,
  M.D...................    150,000        18.8%       $25.00     $25.00      4/29/06    $2,358,355   $5,976,534
Kenneth W. McVey........     --           --            --         --          --            --           --
Patrick D. Scrivens.....     50,000         6.3%        25.00      25.00      4/29/06       786,118    1,992,178
Adrian M. Gerber........     --           --            --         --          --            --           --
Michael Myers...........     37,500         4.7%        15.17      15.17       2/1/06       357,685      906,443
                             50,000         6.3%        25.00      25.00      4/29/06       786,118    1,992,178

---------------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. This table does not take into account any appreciation in the price of the Common Stock to date.

     The following table sets forth certain information regarding the exercise of options during the year ended December 31, 1996, and the number and value of unexercised options held at December 31, 1996 by the Named Executive Officers.

   AGGREGATE OPTION EXERCISES IN 1996 AND OPTION VALUES AT DECEMBER 31, 1996

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                SHARES                    UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                               ACQUIRED                      OPTIONS AT FY-END               AT FY-END(1)
                                  ON         VALUE      ---------------------------   ---------------------------
            NAME               EXERCISE   REALIZED(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------  --------   -----------   -----------   -------------   -----------   -------------
Richard C. Fuisz, M.D. ......     --          --          242,500        102,500       $ 450,179       $ 3,600
Kenneth W. McVey.............     --          --           --             --              --            --
Patrick D. Scrivens..........   115,000   $ 1,969,183     292,778        107,222         979,587       144,055
Adrian M. Gerber.............     --          --          124,999        100,001          --            --
Michael Myers................     --          --           48,611         76,389          --            --

---------------
(1) Based upon a market value of the Common Stock of $7.875 per share as of December 31, 1996.

(2) Based on difference between option exercise price and market price of Common Stock on date of exercise.

  Employment Agreements

     The Company has entered into employment agreements with each of the Named Executive Officers other than Dr. Fuisz. Generally the employment agreements establish an initial base salary and, in some cases, a guaranteed annual bonus. Each agreement is conditioned upon the execution of a confidentiality agreement by the employee, and provides for relocation costs, participation in the Company's medical and life insurance plans, an automobile allowance and a stock option award to purchase shares of the Company's common stock.

     Mr. McVey was initially employed by the Company as President and Chief Executive Officer of Fuisz International, Ltd., a wholly-owned subsidiary of the Company, for an initial period of three years, beginning on December 31, 1996. On April 17, 1997, Mr. McVey was additionally named Chief Executive Officer and President of the Company. Mr. McVey's employment agreement provides for an initial base salary of $400,000 per year, subject to an annual increase at least equal to the annualized inflation rate of the United Kingdom. Mr. McVey is also entitled to an annual performance bonus of at least $190,000, which may be increased at the discretion of the Compensation Committee of the Board of Directors. Mr. McVey is entitled to participate in the Company's Stock Option Plan. All options awarded thereunder vest no later than upon the expiration of the employment agreement, including any renewals thereof. The Company is required to provide medical and insurance coverage to Mr. McVey and his family throughout the term of his employment and to provide pension benefits no less favorable than those provided by his former employer. The Company, through one of its wholly-owned subsidiaries, has agreed to receive Mr. McVey's services through a management company incorporated in Bermuda. Payments are made to the management company in lieu of salary being paid to Mr. McVey.

     In recognition of the forfeiture by Mr. McVey of common stock ownership rights provided by his previous employer, Mr. McVey received restricted stock of the Company, having a market value on the date of grant equal to $3.0 million. All of the shares vested on December 31, 1996 and are subject to a contractual restriction on transfer through January 1, 1998. Beginning January 1, 1998, Mr. McVey may transfer one third of the shares, with the transfer restrictions on each remaining third expiring each January 1, so that all restrictions expire on January 1, 2000. In the event of a "change of control" of the Company (as defined in the employment agreement), all transfer restrictions shall terminate. All transfers by Mr. McVey are subject to a right of first refusal to the Company.

     The Company's employment agreement with Mr. Scrivens provided for an initial employment term of three years beginning on October 19, 1994 (the initial employment term has since been extended through October 19, 1999). Mr. Scrivens may terminate his employment agreement at any time upon thirty days written notice. The employment agreement provides that if the Company terminates the employment of Mr. Scrivens without "cause" (as defined in the employment agreement) or Mr. Scrivens terminates his employment for "good reason" following a "change in control" of the Company (each as defined), he is entitled to receive monthly severance payments in an amount equal to his monthly base salary, plus one-twelfth of his highest annual bonus during the preceding five years, through the remaining term of his employment agreement or, if longer, twelve months following termination. In addition, under these circumstances all stock options will vest and the period for their exercise will be extended through the original term of the option, and all insurance benefits will continue to be provided for twelve months following termination. The employment agreement contains provisions regarding the protection of confidential information and assignment of inventions to the Company and a covenant not to compete during the employment period and one year thereafter.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is reviewed and approved annually by the Compensation Committee (the "Committee"). The Committee is currently composed of three non-employee directors. In addition to reviewing and approving executive officers' salary and bonus arrangements, the Committee administers the awards of stock options pursuant to the Company's stock option and incentive plans.

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS FOR 1996

     The objectives of the Company's executive compensation program are to (i) attract, motivate, and retain key executives responsible for the success of the Company, (ii) reward key executives based on corporate and individual performance, and (iii) provide incentives designed to maximize shareholder value. The three primary components of the executive officer compensation program are base salaries, annual cash bonuses, and equity awards in the form of stock options.

BASE SALARY

     The base salary of each of the Company's executive officers is generally established pursuant to an employment agreement that is approved by the Committee. Base salaries are reviewed annually by the Committee after considering salary recommendations prepared by the Chief Executive Officer (the "CEO") (except for the CEO's base salary) and other executive officers. Recommendations for 1996 executive officer salary adjustments were based primarily on a subjective evaluation of past and potential future individual performance and contributions and alternative opportunities that might be available to the executives in question. The Committee reviewed compensation data from companies employing executives in positions similar to the Company's executive officers as well as market conditions for executives in general with similar skills, background and performance levels.

EXECUTIVE BONUS PLAN

     Each executive is entitled to receive an annual bonus which is determined by the Committee after considering recommendations prepared by the CEO (other than as to himself). In preparing the recommendations, the CEO subjectively considers, among other things, such executives' leadership and teamwork skills, as well as relationships with the Company's current and prospective customers.

STOCK OPTIONS

     Options to purchase the Company's common stock are a key component of the Company's executive compensation program. The Committee views the grant of stock options as a valuable incentive that serves to align the interests of executive officers with the Company's goal of enhancing stockholder value. Options will only have value to an executive officer if the stock price increases over the exercise price. The Committee reviews and acts upon recommendations by the Company's CEO with regard to the grant of stock options to executive officers (other than to himself). In determining the size and other terms of an option grant to an executive officer, the Committee considers a number of factors, including such officer's position, responsibilities and previous stock option grants (if any). Options typically vest in equal installments over three to five years and, therefore, encourage an officer to remain in the employ of the Company.

     During 1996, the Committee authorized the exchange of 134,800 non-executive employee stock options originally granted during 1996 under the 1994 Stock Incentive Plan at exercise prices ranging from $8.00 to $30.25 for 134,800 stock options having an exercise price of $10.375 and $7.6875, the fair market value on the dates of exchange. The Committee approved this exchange because management determined that these options did not provide a meaningful incentive to employees and were not effective in aligning the interests of employees with those of the Company's shareholders. The Committee and management recognize the contributions the employees make to the success of the Company, and believe that this justifies repricing these options to reflect market conditions and the reliance by the Company on compensating its employees with non-cash compensation.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In determining the overall compensation package for the CEO, the Committee considered each of the factors enumerated in the preceding paragraphs regarding compensation for executive officers of the Company. In setting the overall compensation of the CEO, however, the Committee considered the aggregate base salary, bonus and option packages of Chief Executive Officers in comparable positions, and gave particular weight to the successful completion of the Company's initial public offering in December 1995 and secondary offering in April 1996.

OTHER MATTERS

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a publicly-held corporation such as the Company will not be allowed a federal income tax deduction for compensation paid to the executive officers named in the Summary Compensation Table to the extent that compensation (including stock-based compensation) paid to a particular officer exceeds $1.0 million in any fiscal year, unless such compensation was "performance based." Stock options granted under the Company's stock option and incentive plans currently qualify as "performance-based compensation" that is not subject to the deduction limitation of Section 162(m). The Committee intends to evaluate other elements of compensation in light of Section 162(m), but may enter into arrangements that do not satisfy exceptions to Section 162(m), as the Committee determines to be appropriate. In particular, the federal income tax deduction available to the Company relating to the $3.0 million restricted stock grant in 1996 to Mr. McVey will be limited to $1.0 million.

                                          COMPENSATION COMMITTEE

                                          Antone J. Lazos
                                          Donald E. O'Neill
                                          John Pappajohn

     The above report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Committee consists of Messrs. O'Neill, Lazos and Pappajohn. No member of the Committee is employed by the Company.

     On May 20, 1997, the Company acquired all of the capital stock of Pangea, Ltd., a Delaware corporation engaged in the business of product marketing and distribution ("Pangea"). Under the terms of the stock purchase agreement (the "Agreement"), the Company paid in aggregate purchase price of $1,023,000 to

Pangea stockholders in exchange for all outstanding Pangea capital stock and cancellation of all options and warrants to purchase Pangea capital stock. In connection with the acquisition, the Company repaid approximately $837,000 of indebtedness of Pangea.

     Prior to the closing of the transaction, Mr. Pappajohn was a stockholder and director of Pangea. At the closing, Mr. Pappajohn received $500,000 of the purchase price for his Pangea shares and repayment in full of $200,000 in loans to Pangea. Dr. Richard C. Fuisz was a director of Pangea at the time of the acquisition but received no compensation with respect thereto.

COMPANY STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative returns of $100 invested on December 16, 1995 (the date of the Company's initial public offering) in (a) the Company, (b) the CRSP Index for the Nasdaq Stock Market (the "Nasdaq U.S. Companies") and (c) the CRSP Index for Nasdaq Pharmaceutical Stocks (the "Nasdaq Pharmaceutical Stocks"), assuming reinvestment of all dividends.

                                                              Nasdaq
        Measurement Period                                Pharmaceutical           Fuisz
      (Fiscal Year Covered)          Nasdaq Composite          Index           Technologies
12/16/95                                        100.00              100.00              100.00
12/31/95                                        102.67              111.96              127.09
12/31/96                                        126.26              112.27               98.44

     Prior to December 16, 1995, there was no active market for the Company's Common Stock. Therefore, the prices of the Company's Common Stock as set forth in the Performance Graph are for a period from December 16, 1995 until December 31, 1996.

                                  PROPOSAL II

            RATIFICATION OF COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

     The selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for fiscal year 1997 has been approved by the Board of Directors. Coopers & Lybrand has served as the Company's independent public accountants since 1990. The stockholders of the Company are requested to ratify this selection. This proposal is put before the stockholders in conformity with the current practice of seeking stockholder approval of the selection of independent public accountants. If the stockholders do not approve this selection, the Board of Directors will reconsider the appointment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF COOPERS AND LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

     The audit for the Company for the fiscal year ending December 31, 1996, was conducted by Coopers & Lybrand. A representative of Coopers & Lybrand is expected to attend the Meeting and will have the opportunity to make a statement and/or respond to appropriate questions from stockholders present at the Meeting.

                                  PROPOSAL III

           APPROVAL OF AMENDMENTS TO THE COMPANY'S 1994 STOCK OPTION
                               AND PURCHASE PLANS

     The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to each of the 1994 Director Stock Option Plan, 1994 Employee Stock Purchase Plan and 1994 Stock Incentive Plan (collectively, the "1994 Plans") to increase the aggregate number of shares of Common Stock which may be issued pursuant to the exercise of options under the 1994 Plans, together with the shares issued under the 1991 Stock Option Plan (the "1991 Plan," and together with the 1994 Plans, the "Plans"), from 3,900,000 shares to 4,900,000 shares. In addition, the Board of Directors has adopted an amendment to the 1994 Stock Incentive Plan in order to satisfy the requirements of Section 162(m) of the Code to provide that no employee may be granted any options under the 1994 Stock Incentive Plan for more than 400,000 shares in the aggregate in any calendar year. Finally, the Board of Directors has adopted an amendment to the 1994 Director Stock Option Plan clarifying that the number of shares issuable annually pursuant to the exercise of stock options granted under the 1994 Director Stock Option Plan has been adjusted to reflect stock splits and stock dividends.

     As of April 30, 1997, approximately 50,000 shares of Common Stock are available for issuance under the 1994 Plans. The Board of Directors believes that the 1994 Plans are a key component of the Company's ability to attract and retain key personnel. The Board considers the amendments to the 1994 Plans to be necessary to provide for future grants over the remaining term of the 1994 Plans. Except as discussed herein, the amendments will not affect the other provisions of the 1994 Plans and, in particular, will not extend their respective terms. A summary of the material features of the 1994 Plans are set forth below. A copy of the 1994 Plans may be obtained by sending a written request to the Corporate Secretary.

     Stockholder approval of the terms of the 1994 Stock Incentive Plan described herein, as amended to limit to 400,000 the number of shares subject to options under the 1994 Stock Incentive Plan that may be granted to any employee in any calendar year, is necessary in order to allow the Company to fully deduct certain compensation to executive officers whose compensation is required to be disclosed in the Company's proxy statement. Under Section 162(m) of the Code, the requirements that must be satisfied in order for compensation related to options granted in the future under the 1994 Stock Incentive Plan to be "performance-based compensation" not subject to the $1,000,000 deduction limitation include (i) the Company must place a limit on the number of shares subject to options that may be granted to an employee during any calendar year under the 1994 Stock Incentive Plan, (ii) the exercise price of such options must be at least equal to the fair market value of the underlying shares on the date of grant and (iii) such options must be awarded by a committee consisting solely of two or more "outside directors" (as defined in Section 162(m)). Although the Board of Directors does not believe that compensation levels of the Company's executive officers will reach the Section 162(m) deductibility limit in fiscal 1997, the Board of Directors believes that it is important for the Company to take all steps reasonably necessary to ensure that the Company will be able to take all available tax deductions with respect to compensation resulting from options granted under the 1994 Stock Incentive Plan.

TERMS OF THE 1994 PLANS

     The Company currently has four stock incentive plans, the 1994 Plans and the 1991 Plan. The Board has provided that no further grants may be made under the 1991 Plan. Under the 1994 Plans, a variety of awards, including stock options, stock appreciation rights and restricted and unrestricted stock grants may be made to the Company's directors, officers, employees, consultants and advisors who are and are expected to contribute to the Company's future growth and success. At June 20, 1997, the market value of the Common Stock was $9.00.

     1994 Director Stock Option Plan. The 1994 Director Stock Option Plan (the "Director Option Plan") is administered by the Board of Directors and provides that each non-employee director will receive a nonstatutory option to purchase 30,000 shares of Common Stock upon his or her initial election to the Board. In addition, each non-employee director will receive a nonstatutory option to purchase 3,000 shares of Common Stock under the Director Option Plan on the fifth business day following the end of each fiscal year, provided that he or she remains as an eligible director on the date of grant. All options granted to directors under the Director Option Plan are fully vested when granted, have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire ten years after the date of grant or 90 days after the optionee ceases to serve as a director. The Board of Directors may at any time suspend, discontinue or amend the Director Option Plan without stockholder approval, but may not, without stockholder approval, increase the number of shares subject to the Director Option Plan (other than to reflect a change in capitalization), change the designation of the class of directors eligible to receive options or materially increase the benefits accruing to participants under the Director Option Plan.

     1994 Employee Stock Purchase Plan. Under the Company's 1994 Employee Stock Purchase Plan (the "Stock Purchase Plan"), which is administered by the Board of Directors or a committee designated by the Board, officers and other employees of the Company are eligible to participate in semiannual plan offerings in which payroll deductions may be used to purchase shares of Common Stock. The purchase price of such shares is the lower of 85% of the fair market value of the Common Stock on the day the offering commences and 85% of the fair market value of the Common Stock on the day the offering terminates. The Board or committee designated by the Board may terminate or amend the Stock Purchase Plan at any time, without stockholder approval, except for amendments that would cause the Stock Purchase Plan to fail to comply with certain federal securities and tax laws, or where stockholder approval is required under the rules of Nasdaq or such national securities exchange on which the Common Stock is then traded.

     1994 Stock Incentive Plan. Under the Company's 1994 Stock Incentive Plan (the "Stock Incentive Plan"), a variety of awards, including stock options, stock appreciation rights and restricted and unrestricted stock grants may be made to the Company's employees, officers, consultants and advisors who are expected to contribute to the Company's future growth and success. The Compensation Committee administers the Stock Incentive Plan and determines the price and other terms upon which awards shall be made. Stock options may be granted either in the form of incentive stock options or nonstatutory stock options. The option exercise price of incentive stock options may not be less than the fair market value of the Common Stock on the date of grant. The Compensation Committee anticipates that all options granted under the Stock Incentive Plan will be granted with an exercise price at least equal to the fair market value of the underlying shares on the date of grant to the extent that the Compensation Committee intends such options to comply with the requirements of Section 162(m) of the Code. While the Company currently anticipates that most grants under this Plan will consist of stock options, the Company may grant stock appreciation rights, which represent rights to receive any excess in value of shares of Common Stock over the exercise price, restricted stock awards, which entitle recipients to acquire shares of Common Stock, subject to the rights of the Company to repurchase all or part of such shares at their purchase price in the event that the conditions specified in the award are not satisfied, or unrestricted stock awards, which represent grants of shares to participants free of any restrictions under the Stock Incentive Plan. Options or other awards that are granted under the Stock Incentive Plan but expire unexercised are available for future grants. The Board may amend, suspend or terminate the Stock Incentive

Plan at any time, without stockholder approval, except for amendments requiring stockholder approval in order to comply with applicable tax or regulatory requirements.

     Federal Income Tax Consequences. The following discussion of the federal income tax consequences of the 1994 Plans is intended to be a summary of applicable federal law as currently in effect. State and local tax consequences may differ and may be amended or interpreted differently during the term of the 1994 Plans or of options granted thereunder. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

     Incentive stock options ("ISOs") and non-qualified stock options ("NSOs") are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code"). NSOs need not comply with such requirements.

     An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price) or
(ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

     An optionee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

     Options granted under the Stock Incentive Plan, as amended herein, may qualify as "performance-based compensation" under Section 162(m) of the Code in order to preserve federal income tax deductions by the Company with respect to any compensation required to be taken into account under Section 162 of the Code that is in excess of $1,000,000 and paid to a "Covered Employee" (as defined in Section 162). To so qualify, options must have an exercise price at least equal to the fair market value of the underlying shares on the date of grant, be awarded by a Committee consisting of two or more "outside directors" (as defined in Section 162) and satisfy the limit set forth in the Stock Incentive Plan on the total number of shares subject to options that may be awarded to any one participant during any calendar year.

     Other than awards under the Director Option Plan, the amount of options to be received by any one employee or class of employees under the 1994 Plans as amended will be set by the Committee from time to time in its discretion and therefore is not presently determinable.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1994 PLANS.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of April 30, 1997, concerning beneficial ownership of the Company's common stock by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of the common stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, all amounts reflected in the table represent shares in which the beneficial owners have sole voting and investment power.

                                                                       NUMBER OF SHARES
                               NAME                                  BENEFICIALLY OWNED(1)    PERCENT
------------------------------------------------------------------   ---------------------    ----
Richard C. Fuisz, M.D.(2)(3)......................................         4,268,333          20.3%
Adrian M. Gerber(4)...............................................           124,999           *
Kenneth W. McVey..................................................           387,702           1.9%
Michael Myers, Ph.D.(4)...........................................            76,444           *
Patrick D. Scrivens(4)............................................           334,444           1.6%
John R. Fuisz(4)..................................................            40,500           *
Antone J. Lazos(5)................................................            30,000           *
Donald E. O'Neill(6)..............................................            95,250           *
John Pappajohn(7).................................................           941,248           4.5%
Fredrik C. Schreuder(8)...........................................           154,048           *
All directors and executive officers as a group (12 persons)(9)...         6,624,311          30.3%

---------------
 *  Less than one percent.

(1) The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to the information contained in the footnotes to this table.

(2) Does not include shares held by the Richard C. Fuisz Children's Trust. See Note (3). Includes 268,333 shares issuable upon exercise of outstanding stock options exercisable within 60 days after April 30, 1997.

(3) Richard C. Fuisz is the grantor of the Richard C. Fuisz Children's Trust, an irrevocable trust formed for the benefit of the children of Dr. Fuisz. The trustee of the trust is The Bankers Trust Company. Dr. Fuisz disclaims beneficial ownership of these shares.

(4) Includes the following shares issuable upon exercise of outstanding stock options exercisable within 60 days after April 30, 1997: Mr.
    Gerber -- 124,999, Mr. Scrivens -- 334,444, Dr. Myers -- 69,444 and Mr. John Fuisz -- 40,500.

(5) Includes 18,000 shares held of record by Donna Lazos, wife of Antone J. Lazos as Trustee for the DGT Trust. Mr. Lazos disclaims beneficial ownership of these shares. Also includes 12,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days after April 30, 1997.

(6) Includes 76,500 shares held of record by O'Neill Asset Partners Ltd., over which Mr. O'Neill shares voting and investment power and 15,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days after April 30, 1997.

(7) Shares indicated as beneficially owned by Mr. Pappajohn include 53,500 shares held of record by Mary Pappajohn, Mr. Pappajohn's wife, and 441,000 shares held of record by Thebes, Ltd., of which Mrs. Pappajohn is the sole shareholder. Mr. Pappajohn disclaims beneficial ownership of these shares. Also includes 56,500 shares issuable upon exercise of outstanding stock options and 42,000 shares issuable upon the exercise of warrants, in each case exercisable within 60 days after April 30, 1997.

(8) Shares indicated as beneficially owned by Mr. Schreuder include 54,000 shares held by K/S Nordic Health Care Partners ("Nordic") and 23,463 shares held by Viking Medical Ventures Ltd. ("Viking"). Mr. Schreuder is the President of a company that serves as the management company for Nordic and an investment advisor to Viking. Also includes 9,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days after April 30, 1997. (9) Includes 1,085,361 shares issuable on exercise of outstanding stock options and warrants exercisable within 60 days after April 30, 1997 and other shares described in Notes (5), (6), (7) and (8).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission, The NASDAQ Stock Market and the Company initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based upon the information supplied to it by such persons, the Company is required to report any known failure to file these reports within the period specified by the instructions to the reporting forms. Based solely upon review of the copies of such forms received by it, the Company believes that, during fiscal 1996, all filing requirements applicable to such persons were complied with, except that a Form 3 filed by Mr. McVey upon his becoming an executive officer of the Company inadvertently failed to report 6,750 shares of the Company's common stock held by him prior to that date. During May 1997, Mr. McVey filed an amended Form 3 to include these shares.

                             STOCKHOLDER PROPOSALS

     Securities and Exchange Commission regulations permit stockholders to submit proposals for consideration at annual meetings of stockholders. Any such proposals for the Company's Annual Meeting of Stockholders to be held in 1998 must be submitted to the Company on or before March 5, 1998, and must comply with applicable regulations of the Securities and Exchange Commission in order to be included in proxy materials relating to that meeting. Proposals should be sent to: Fuisz Technologies Ltd., Attn: Secretary, 3810 Concorde Parkway, Suite 100, Chantilly, Virginia 20151.

                                 MISCELLANEOUS

     A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 (INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES OF THE COMPANY), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE FREE OF CHARGE TO ALL STOCKHOLDERS OF RECORD AS OF THE RECORD DATE BY WRITING TO THE COMPANY AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE SET FORTH ABOVE.

                            ------------------------

     Please complete, date, sign and mail promptly the accompanying proxy in the postage-paid envelope enclosed for your convenience. The signing of the proxy will not prevent your attending the Meeting and voting in person.

Chantilly, Virginia
July 3, 1997

                            FUISZ TECHNOLOGIES LTD.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 4, 1997

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Patrick D. Scrivens, Lars G. Okeson and Ronald O. Mueller, and each of them, with several powers of substitution, are hereby authorized to represent and vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders of Fuisz Technologies Ltd., to be held at the Washington Dulles Airport Hilton, 13869 Park Center Road, Herndon, Virginia 22071 on Monday, August 4, 1997 at 10:00 a.m., local time, and at any adjournments thereof. The undersigned hereby revokes any Proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated July 3, 1997, and a copy of the Annual Report for the year ended December 31, 1996.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. THE BOARD OF DIRECTORS OF FUISZ TECHNOLOGIES LTD. RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH BELOW AND FOR PROPOSALS 2 AND 3. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE SO VOTED.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

-------------------------------(REVERSE SIDE)-----------------------------------

      Please mark
[X]   votes as in
      this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3.

1.  Election of Directors:                                              2. Ratification of the              FOR   AGAINST   ABSTAIN
    Class I Directors (term expires in 1999):                              appointment of Coopers &
    Richard C. Fuisz and Antone J. Lazos                                   Lybrand L.L.P. as independent    [ ]     [ ]       [ ]
    Class II Directors (term expires in 2000):                             public accountants for the
    John R. Fuisz and Fredrik C. Schreuder                                 fiscal year ending December
                                                                           31, 1997:

    FOR ALL        [ ] [ ]       WITHHOLD         MARK HERE      [ ]   3.  Approval of the amendments       FOR   AGAINST   ABSTAIN
    NOMINEES                    AUTHORITY        IF YOU PLAN               to the Company's 1994
(with exceptions                 FOR ALL          TO ATTEND                Director Stock Option Plan,      [ ]     [ ]       [ ]
     noted)                      NOMINEES            THE                   1994 Employee Stock
                                                   MEETING                 Purchase Plan and 1994 Stock
                                                                           Incentive Plan:

[ ]                                               MARK HERE
    For all nominees except as noted above       FOR ADDRESS     [ ]
                                                  CHANGE AND
                                                  NOTE BELOW

                                                                       Please mark, date and sign exactly as your name
                                                                       appears hereon and return in the enclosed envelope.
                                                                       If acting as executor, administrator, trustee,
                                                                       guardian, etc., you should so indicate when signing.
                                                                       If the signer is a corporation, please sign the full
                                                                       corporate name, by duly authorized officer. If
                                                                       shares are held jointly, each stockholder named
                                                                       should sign.
Signature:                                  Date:              Signature:                            Date:
          ------------------------------         --------                ----------------------           ----------
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